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                                                                  EXHIBIT 10.54

                                 SCHEDULE A TO
                                PLEDGE AGREEMENT
                            BY GAINSCO SERVICE CORP.


The following property is a part of the Collateral as defined in Subsection
1(c):

(a) All shares of capital stock of MGA Premium Finance Company, a Texas corporation, owned by Pledgor, including without limitation 25,000 shares of common stock, as evidenced by share certificate no. 2 issued in the name of Pledgor.

(b) Surplus Debenture dated December 16, 1996 in the principal amount of $2,600,000 payable by GAINSCO County Mutual Insurance Company to the order of Pledgor.